Exhibit 10.36
FUJIAN PROVINCE PINGNAN COUNTY POWER SUPPLY CO., LTD.
PINGNAN COUNTY YUHENG HYDROPOWER CO., LTD.
POWER PURCHASE AND SALE CONTRACT
FOR
OLD YUANPING HYDROPOWER STATION
December 2008

CONTENTS

CHAPTER I DEFINITIONS AND INTERPRETATIONS	4
CHAPTER II REPRESENTATIONS BY BOTH PARTIES	5
CHAPTER III OBLIGATIONS OF THE PARTIES	5
CHAPTER IV METERING OF ELECTRIC POWER	7
CHAPTER V ELECTRICITY OUTPUT	11
CHAPTER VI SETTLED ELECTRICITY TARIFF	11
CHAPTER VII PAYMENT AND SETTLEMENT FOR ELECTRICITY FEES	12
CHAPTER VIII FORCE MAJEURE	14
CHAPTER IX LIABILITY FOR BREACH OF CONTRACT	16
CHAPTER X EFFECTIVENESS AND VALID TERM OF THIS CONTRACT	17
CHAPTER XI APPLICABLE LAW	18
CHAPTER XII MODIFICATION, ASSIGNMENT AND TERMINATION OF THIS CONTRACT	18
CHAPTER XIII DISPUTE RESOLUTION	19
CHAPTER XIV MISCELLANEOUS	19
APPENDIX I: DIAGRAM FOR METERING POINTS	23
APPENDIX II: DIAGRAM FOR LIABILITY DEMARCATION POINT	24

Power Purchase and Sale Contract for Old Yuanping Hydropower Station
POWER PURCHASE AND SALE CONTRACT
This Power Purchase and Sale Contract (hereinafter referred to as this “Contract”) is executed by and between the following two Parties:
Party A (hereinafter referred to as the “Power Purchaser”): Fujian Province Pingnan County Power Supply Co., Ltd., a limited liability company registered and established with the Administration for Industry and Commerce of Pingnan County;
Legal Address: No. 7, Huating Road, Gufeng Town, Pingnan County
Zip Code: 352300
Legal Representative: Wei Nai Sheng
Party B (hereinafter referred to as the “Power Seller”): Pingnan County Yuheng Hydropower Co., Ltd., a joint-stock enterprise registered and established with the Administration for Industry and Commerce of Ningde City;
Legal Address: Yuanping Village, Shoushan Township, Pingnan County
Zip Code: 352300
Legal Representative: John D. Kuhns.
WHEREAS:
(1)	The Power Seller is currently owning, managing, operating and maintaining the Old Yuanping Hydropower Station (hereinafter referred to as the “Hydropower Station”) with the total installed capacity of 30 MW in Yuanping, Baiyu Village, Shoushan Township, Pingnan County.
(2)	Having been approved by the document with the number of Min Jing Mao [1995] No. 782 the Hydropower Station will be connected to the power grid of Pingnan County according to the Grid Connection and Dispatching Agreement and operated on the power

Power Purchase and Sale Contract for Old Yuanping Hydropower Station
grid operated and managed by the Power Purchaser.
After friendly consultations, on the principles of equality, free will and good faith, both Parties have reached this Contract in accordance with the Contract Law of the People’s Republic of China, the Electric Power Law of the People’s Republic of China, the Administration Regulations on the Dispatching of Power Grids and other relevant laws and regulations of the People’s Republic of China.
CHAPTER I DEFINITIONS AND INTERPRETATIONS
1.1	Unless otherwise required by the context, the following terms used in this Contract shall have the meanings set forth as follows:
(1)	“Hydropower Station” refers to the power generation facilities with the total installed capacity of 30 MW (three (3) sets of generator unit with the capacity of 10 MW), which is owned, managed, operated and maintained by the Power Seller and located in Yuanping Village, Shoushan Township, Pingnan County.
(2)	“Grid Connection and Dispatching Agreement” refers to the agreement entered into by the Power Purchaser and Power Seller concerning the grid connection and the dispatching arrangements of the Hydropower Station.
1.2	Interpretations
1.2.1	All headings hereof are only for the convenience of reading and shall not be considered as part of this Contract or affect the interpretation of this Contract in any way.
1.2.2	This Contract shall have binding force on the assignees of any Party.

Power Purchase and Sale Contract for Old Yuanping Hydropower Station
CHAPTER II REPRESENTATIONS BY BOTH PARTIES
Each Party hereby represents to the other Party that:
2.1	It is an enterprise that has been duly established and validly and legally in existence in accordance with law, and has the full right to enter into and the ability to perform this Contract.

2.2	All procedures required for entering into and performing this Contract (including procuring requisite governmental approvals and relevant licenses and permits, etc.) have been accomplished and are legal and valid.

2.3	Upon entering into this Contract, no judgments, verdicts, awards or specific administrative acts have been carried out by any courts, arbitration institutes or administrative organs that will have material adverse effect on its performance of this Contract.

2.4	All internal authorization procedures required for executing this Contract have been accomplished and this Contract is signed by its legal representative or authorized proxy. This Contract shall have binding force on both Parties hereto after it comes into effect.
CHAPTER III OBLIGATIONS OF THE PARTIES
3.1	The Power Purchaser’s obligations shall include the following:

3.1.1	To purchase the electric power generated by the generator units of the Hydropower Station of the Power Seller in accordance with the provisions of this Contract.

3.1.2	To abide by the Grid Connection and Dispatching Agreement entered into by Party A

Power Purchase and Sale Contract for Old Yuanping Hydropower Station
and Party B, operate and maintain the power transmission and transformation facilities in accordance with relevant national standards and electric power industry standards, and maintain the safety, high quality and economic operation of the electric power system.

3.1.3	To dispatch the electric power and disclose information publicly, justly and fairly according to relevant regulations of the State, and provide information relating to the power load, reserved capacity and operational conditions of power transmission and transformation facilities, etc. for the purpose of performing this Contract.

3.1.4	To provide electric power to the Power Seller for restarting the generator units of the Hydropower Station according to relevant national regulations.

3.1.5	To compensate the Power Seller for the reasonable fees arising from the paid assistant services provided by the Power Seller upon the request of the Power Purchaser according to relevant national regulations.

3.2	The Power Seller’s obligations shall include the following:

3.2.1	To sell to the Power Purchaser the electric power that satisfies the national standards and the electric power industry standards in accordance with the provisions of this Contract.

3.2.2	To abide by the Grid Connection and Dispatching Agreement entered into by Party A and Party B, comply with the unified dispatching of electric power, operate and maintain the Hydropower Station according to national standards, the electric power industry standards and the dispatching codes, ensure the operational abilities of the power generation units satisfy the technical standards and rules issued by relevant departments of the State, and maintain the safety, high quality and economic operation of the electric power system.

Power Purchase and Sale Contract for Old Yuanping Hydropower Station
3.2.3	To provide to the Power Purchaser with the reliability index and the operational conditions for the units of the Hydropower Station on a monthly basis, provide information concerning the defects of facilities in a timely fashion, regularly provide the overhaul plan for the units of the Hydropower Station, and strictly implement the overhaul plan for the generator units of the Hydropower Station which has been comprehensively arranged and balanced by the Power Purchaser and determined by the Parties through consultations.

3.2.4	To compensate the Power Purchaser for the reasonable fees arising from the paid assistant services provided by the Power Purchaser upon its request according to relevant national regulations.

3.2.5	Not to conduct the business of supplying power directly to the consumers without the approvals from relevant authorities of the State.
CHAPTER IV METERING OF ELECTRIC POWER
4.1	Gateway Metering Point

The gateway metering point shall be installed according to the Supplemental Agreement on the Gateway Metering Point Installment, Electricity Output Calculation and Line Loss Calculation for the Openness of the Temporary Integrated Channel of Pingnan Rongping Supply District. Details please refer to Appendix I.

4.2	Metering Devices

4.2.1	The metering devices shall be installed and allocated in accordance with the Technical Administration Code of Electric Power Metering (DL / T448-2000) and the Technical

Power Purchase and Sale Contract for Old Yuanping Hydropower Station
Code of Gateway Metering Devices issued by Fujian Province Electric Power Co., Ltd.(trial version). Before the metering devices start operation, the Parties hereto shall carry out the completion acceptance of the metering devices according to the requirements of the Technical Administration Code of Electric Power Metering (DL / T448-2000) and the Technical Code of Gateway Metering Devices issued by Fujian Province Electric Power Co., Ltd. (trial version), and without passing the completion acceptance, the metering devices can not be put into operation. The wiring terminal, testing terminal on the secondary circuit of the metering devices and the metering box/tank shall be ready for being sealed with stamps.

4.2.2	The on-grid and off-grid electricity output of the Power Seller shall be measured by two sets (one set as main meter and the other as assistant meter, both the main and assistant meters shall be marked clearly and of the same type, specification and grade) of electronic multifunctional power meters which are capable of bidirectional watt-hour (the accuracy level is 0.2) metering function and four-quadrant var-hour (the accuracy level is 2.0) metering function, and such power meters must be capable of the functions needed by the settlement ways of the electricity fees. The metering devices shall be purchased, installed and owned by the Power Seller. The Power Seller shall be responsible for the daily maintenance and other management of the metering devices, and ensure that the metering devices will not suffer from any damage and the seals and stamps are kept complete and intact.

4.2.3	Before the metering devices are put into operation, the Power Seller shall file a written application for completion acceptance according to the Administration Regulations on the Operation of Grid Gateway Metering Devices of Fujian Province, together with the drawings and other materials of the gateway metering devices. As for those metering devices which do not conform to the technical codes, the Power Seller shall take active measures to upgrade the technology. Prior to the acceptance of the upgrading, the Parties shall correct the errors of the settled output according to relevant laws and regulations of the State.

Power Purchase and Sale Contract for Old Yuanping Hydropower Station
4.2.4	The Power Seller shall install testing metering points, which shall be in principle installed at the bus-bar of the same voltage grade as the gateway metering devices. The installment and allocation of the testing metering devices may refer to the technical requirements of gateway metering devices.
4.3	Checking and Operational Management of Metering Devices

4.3.1	The metering devices shall be checked and tested by a qualified metering testing agency, and shall not be installed and put into operation until having been tested to be qualified. All fees and expenses arising therefrom shall be borne by the Power Seller.

4.3.2	The periodical checking (rotation), the on-site periodical testing and other operational management of the metering devices shall be carried out by a qualified metering testing agency which has been jointly entrusted by the Power Purchaser and the Power Seller. All fees and expenses arising therefrom shall be borne by the Power Seller, and the Power Seller shall assist in the operations and management of the metering devices.
4.3.3	The periodical checking (rotation) and the on-site periodical testing of the metering devices shall be carried out in accordance with relevant national and electric power industry standards, codes and regulations.
4.3.4	After having been checked or tested on site, the metering devices shall be sealed. Neither the Power Purchaser nor the Power Seller may unseal the devices, change the devices, and its interconnections or the components of the metering devices without the prior consent of the other Party. In case of any metering inaccuracy caused by any Party’s unauthorized unsealing or changing of the devices, its interconnections or components of the metering devices, besides refunding or compensating relevant electricity fees, the defaulting Party shall be responsible for all consequences and liabilities arising therefrom.

Power Purchase and Sale Contract for Old Yuanping Hydropower Station
4.3.5	In order to prevent the metering inaccuracy caused by the break of PT/CT, the Power Seller shall make at every month the balancing of the electricity output of the bus-bar on which the metering devices are located.
4.3.6	Any Party may require at any time to check or test the metering devices besides the periodical testing and checking. All fees and expenses arising therefrom shall be borne by the Party who proposes such checking or testing.

4.4	Meter Reading

4.4.1	The meter reading day shall be set at the zero hour of the twenty-eighth day of each month. The electricity output shall be subject to the data read from the energy meters, in the event that the data recorded in the long-distance power energy billing system could satisfy the requirements of settling the electricity fees, the electricity fees shall be settled according to the data recorded in the long-distance power energy billing system. In case the data recorded in the long-distance power energy billing system differs from the data read from the energy meters, the data read from energy meters shall be adopted. All of the above-mentioned data of electricity output shall be signed and confirmed on the spot, photographed and kept for record by the Power Purchaser and the Power Seller.
4.5	Metering Deviation
4.5.1	In the event that any Party detects the inaccuracy or malfunctions of the metering devices, it shall immediately inform the other Party, and both Parties shall consult with each other and determine the resolution as soon as possible. Both Parties may determine the amount of electricity output during the malfunction or inaccuracy period according to other referential data. In case of lacking enough referential data to determine the electricity output during the malfunction or inaccuracy period, both Parties shall

Power Purchase and Sale Contract for Old Yuanping Hydropower Station
determine the electricity output through further consultations.
CHAPTER V ELECTRICITY OUTPUT
5.1	Annual Basic On-grid Electricity Output

Following the guidance of the annual electricity generation control plan, on the principle of “Justice, Fairness and Publicity”, and considering the hydrological condition of the Hydropower Station, the power supply and demand condition of the whole grid and the conditions for the safe operation of the grid, etc., the Power Purchaser shall arrange in detail the monthly electricity generation plan and relevant adjusted plans for the Hydropower Station of the Power Seller.
5.2	Principles of Allocating the Electricity Output between the New and Old Hydropower Stations

On the premise of ensuring the safety of the grid and facilities and making the best use of water resources, when arranging the electricity generation plans for the Technological Upgrading Project of Lidaping Hydropower Station and the old Lidaping Hydropower Station, the electricity output generated by the Technological Upgrading Project of Yuanping Hydropower Station and Old Yuanping Hydropower Stations shall be allocated in principle in the proportion of 28:72 of the initially designed multi-year average electricity generation output.
CHAPTER VI SETTLED ELECTRICITY TARIFF
6.1	The on-grid electricity tariff for the units of the Power Seller: the on-grid electricity tariff of RMB 0.29/kwh (including value added tax at a rate of 6%) shall be executed

Power Purchase and Sale Contract for Old Yuanping Hydropower Station
which has been approved by the document with the number of Ning Jia Shang [2008] No. 149 issued by the Price Bureau of Ningde City.
CHAPTER VII PAYMENT AND SETTLEMENT FOR ELECTRICITY FEES
7.1	All fees and expenses between both Parties shall be calculated and paid in RMB.

7.2	Calculation of the Electricity Output for Monthly Settlement

The electricity output shall be settled in accordance with the Supplemental Agreement on the Gateway Metering Point Installment, Electricity Output Calculation and Line Loss Calculation for the Openness of the Temporary Integrated Channel of Pingnan Rongping Supply District. Details please refer to Appendix I.

7.3	Electricity Fees for On-grid Electricity Output

7.3.1	The Power Purchaser shall pay the electricity fees to the Power Seller in an amount calculated from the electricity output calculated according to Article 7.2 and the settled electricity tariff provided in Chapter VI. The Power Seller and the Power Purchaser shall confirm the amount of liquidated damages provided in the Grid Connection and Dispatching Agreement every month.

7.3.2	The Power Seller and the Power Purchaser shall complete the annual clearing of the electricity fees before February 10 of the next year.

7.4	Payment of Electricity Fees

After having read the meters, the Power Seller shall accurately calculate the on-grid electricity output and the electricity fees, and fill in the Electricity Output Settlement

Power Purchase and Sale Contract for Old Yuanping Hydropower Station
Sheet and the Electricity Fees Settlement Sheet. After having been confirmed by the Power Purchaser, the Power Seller shall deliver such Electricity Output Settlement Sheet and Electricity Fees Settlement Sheet to the Power Purchaser on the same day or on the next working day.

After having received the Electricity Output Settlement Sheet and the Electricity Fees Settlement Sheet delivered by the Power Seller, the Power Purchaser shall check and confirm them as soon as possible. In case of any dissidence, the Power Purchaser shall inform the Power Seller within three (3) working days after the receipt of those settlement sheets. After having been amended by the Parties through consultations, the Power Seller shall deliver the amended Electricity Output Settlement Sheet and Electricity Fees Settlement Sheet to the Power Purchaser. In the event that the Power Purchaser fails to inform the Power Seller of any dissidence within three (3) working days after the receipt of the settlement sheets, it shall be deemed as having been confirmed with no dissidence.

The Power Seller shall issue the special value added tax invoice ( the date indicated on the invoice shall be within the month of settlement) based on the settlement sheets which have been confirmed by the Power Purchaser, and deliver such invoice to the Power Purchaser. After the receipt of the originals of correct Electricity Output Settlement Sheet, Electricity Fees Settlement Sheet and special value added tax invoice, the Power Purchaser shall pay off the electricity fees for that period to the Power Seller according to Article 4 of the document with the number of Min Dian Jian Jia Cai [2008] No. 61.

7.5	Payment Method

The electricity fees paid by the Power Purchaser to the Power Seller shall be directly remitted to the bank account indicated in the special value added tax invoice of the Power Seller (or the bank account designated by the Power Seller in written form). The

Power Purchase and Sale Contract for Old Yuanping Hydropower Station
bank account must be under the name of the Power Seller, otherwise the Power Purchaser shall be entitled to refuse to pay for the electricity fees.

7.6	Materials and Records

The Power Seller and the Power Purchaser agree to keep their original materials and records respectively so as to facilitate the reasonable checking of the statements and records or the examination of the accuracy of calculations in accordance with this Contract.

7.7	Miscellaneous

In the event that the Power Purchaser fails to pay the electricity fees to the Power Seller on time, the Power Seller shall be entitled to require the Power Purchaser to disconnect the No. 103 Switch, and the electricity output of the Power Seller will be purchased by Ningde Electric Power Industry Bureau.
CHAPTER VIII FORCE MAJEURE
8.1	Force Majeure refers to the objective events which are unforeseen, unavoidable and insurmountable. Such events shall include volcano eruptions, tornados, tsunamis, snowstorms, mudslide, landslide, flood, fire, the earthquakes, typhoons, thunder and lightening, fog flash, etc. beyond the designed standards, and nuclear radiation, wars, plagues and riots, etc.
8.2	In the event that any Party’s contractual obligations wholly or partially affected by the occurrence of an event of Force Majeure , that Party may suspend the performance of its contractual obligations provided that:

Power Purchase and Sale Contract for Old Yuanping Hydropower Station
(1)	the scope and period for the suspended performance shall not exceed the reasonable requirements for eliminating the consequences of Force Majeure;

(2)	the Party affected by the Force Majeure shall continue to perform its other obligations under this Contract which has not been affected by the Force Majeure;

(3)	In case the event of Force Majeure comes to an end, the Party claiming Force Majeure shall resume the performance of this Contract as soon as possible.
8.3	In the event that any Party is unable to perform this Contract due to Force Majeure, such Party shall inform the other Party in written form as soon as possible. Such written notice shall indicate the date of the occurrence of Force Majeure, the anticipated duration, the nature of the events, the impact on its performance of this Contract and the measures it has taken to mitigate the impact of such Force Majeure events.

The Party affected by the Force Majeure shall furnish the other Party with an evidential document within thirty (30) days commencing from the date when the Force Majeure event occurs (in the event of communication interruption, from the restoration date of the communication).

8.4	The Party affected by the Force Majeure shall take reasonable measures to mitigate the losses incurred by the other Party caused by Force Majeure. The Parties shall immediately consult with each other to formulate and implement a remedy plan and reasonable alternative measures to mitigate or eliminate the consequences of Force Majeure.

In the event the Party affected by Force Majeure fails to use all its reasonable endeavors to mitigate the consequences of Force Majeure, that Party shall be responsible for the enlarged losses arising therefrom.

Power Purchase and Sale Contract for Old Yuanping Hydropower Station
8.5	In the event that the Force Majeure has prevented a Party from performing its obligations under this Contract for a continuous period of over sixty (60) days, the Parties hereto shall consult with each other to determine the conditions for continuing the performance of this Contract or to terminate this Contract. If the Parties hereto fail to reach agreement concerning the conditions for continuing the performance of this Contract or the termination of this Contract within one year after the occurrence of the Force Majeure, any Party shall be entitled to terminate this Contract with a notice to the other Party, unless otherwise provided herein.
CHAPTER IX LIABILITY FOR BREACH OF CONTRACT
9.1	Principles for Handling Breach of Contract
9.1.1	Any Party’s non-performance of its obligations under this Contract or non-conforming performance of its obligations shall be deemed as a breach of contract. The breaching Party shall assume liabilities for breach of contract to the non-defaulting Party, such as to continue the performance, take remedy measures or compensate for the losses, etc.
9.1.2	In case of any breach of contract, the non-defaulting Party shall take proper measures to prevent the enlargement of losses. In the event that such Party fails to take proper measures resulting in the enlargement of losses, it shall not require the defaulting Party to compensate the enlarged losses.
9.2	In the event that the Power Seller violates the provisions of Article 7.4 of this Contract and fails to accurately and timely provide the invoices and materials for settlement, the Power Purchaser may correspondingly postpone the deadline for the payment of electricity fees.

Power Purchase and Sale Contract for Old Yuanping Hydropower Station
9.3	As for those funds which should have been paid by one Party to the other Party hereto as provided in this Contract but have not been fully paid off, such Party shall pay liquidated damages to the other Party in an amount of 0.3‰ of the unpaid portion per day.
9.4	In the event that any Party violates the provisions of this Contract and causes losses to the other Party, such Party shall be responsible for the compensation for the losses incurred by the other Party.
9.5	Both Parties agree that the liabilities for the breach of contract which have not been mentioned under this Contract shall refer to the relevant provisions of the Grid Connection and Dispatching Agreement.
CHAPTER X EFFECTIVENESS AND VALID TERM OF THIS CONTRACT
10.1	This Contract shall come into effect when it has been signed by the legal representatives or authorized representatives of both Parties and affixed with the official stamps, and upon the effectiveness of the Grid Connection and Dispatching Agreement.
10.2	The valid term of this Contract shall be from December 28, 2008 to December 28, 2009.
10.3	Within three (3) months before the expiration of this Contract, both Parties shall negotiate with each other concerning the extension of this Contract. If both Parties believe this Contract needs no amendments, the valid term of this Contract shall be extended to the expiration date of the operation period of the Hydropower Station. During such extension period, in the event that any Party proposes a written objection to the other Party, this Contract shall terminate automatically, and both Parties shall execute a new contract.

Power Purchase and Sale Contract for Old Yuanping Hydropower Station
CHAPTER XI APPLICABLE LAW
11.1	The establishment, effectiveness, interpretation, performance and dispute resolution shall be governed by the laws of the People’s Republic of China.
CHAPTER XII MODIFICATION, ASSIGNMENT AND TERMINATION
OF THIS CONTRACT
12.1	Any modification, amendment or supplement to this Contract shall be conducted in written form, and shall come into effect after having been signed by the authorized representatives of both Parties.
12.2	Both Parties expressly agree that, without the other Party’s prior written consent, any of them shall not be entitled to assign to any other party all or part of its rights or obligations under this Contract.
12.3	Within the valid term of this Contract, both Parties agree to adjust or amend this Contract accordingly under any of the following conditions:
(1)	Relevant laws, regulations, rules and polices of the State have been amended;

(2)	Relevant rules, measures or regulations, etc. in relation to the power market are promulgated and implemented by the State power regulatory agency.
12.4	Termination of Contract
In the event that any of the following events occurred to any Party, the other Party shall be entitled to terminate this Contract after having served a notice of termination:

Power Purchase and Sale Contract for Old Yuanping Hydropower Station
(1)	The Power Seller fails to deliver electricity safely as required by this Contract for a continuous period of sixty (60) days; or the Power Purchaser fails to receive the electricity normally as prescribed in this Contract for a continuous period of sixty (60) days (excluding Force Majeure);

(2)	Any Party goes bankrupt, liquidated or the business license of any Party has been revoked;

(3)	One Party is merged with the other Party or all or majority part of its assets has been transferred to another entity, and the surviving enterprise cannot reasonably perform its all obligations under this Contract.
CHAPTER XIII DISPUTE RESOLUTION
13.1	Any dispute arising out of the performance of this Contract or any dispute in relation to this Contract shall be firstly resolved by both Parties through consultations. If such dispute cannot be resolved through consultations within thirty (30) days, the Parties shall submit such dispute to the power regulatory authority of Fujian Province for mediation. In the event that such dispute cannot be resolved through mediation within sixty (60) days, both Parties agree to submit the disputes to the Arbitration Committee of Pingnan County for arbitration. The arbitration award shall be final and binding on both Parties. During the arbitration process, other than the disputed matter, both Parties hereto shall continue to perform this Contract.
CHAPTER XIV MISCELLANEOUS
14.1	Liability Demarcation

Power Purchase and Sale Contract for Old Yuanping Hydropower Station
The liability demarcation point of 110kv Lijia Line shall refer to Appendix II for details and the liability shall be demarcated as follows:
(1)	The liability demarcation point: the property demarcation point shall be one meter away from the 1321 Switch on the line connecting Jiayang Substation 110kv bus-bar jumper and Lijia Line; (2) The space electrics and communication equipments of 110kv Lijia Line which belong to Party B shall be entrusted by Party B on its own expense to Party A for the operation and maintenance management (the agreement entrusting Party A to manage the operation and maintenance shall be signed separately); (3) The equipments one meter away from the space gantry of Lijia Line directing to the grid shall be operated and maintained by Party B itself (the 110kv Lijia Line operation demarcation agreement shall be signed separately).
14.2	Confidentiality

The Parties warrant that they will keep confidential the materials and documents which are procured from the other Party and cannot be procured through public channels. Without the prior approval from the original provider of such materials and documents, the other Party shall not disclose to any third party all or part of the materials and documents, unless otherwise provided by laws.
14.3	The Entire Agreement

This Contract and its appendices constitute the entire agreement of both Parties pertaining to the transaction agreed upon in this Contract, and shall replace all previous discussions, negotiations, agreements and contracts between both Parties to this Contract in respect of the transaction of this Contract.
14.4	Notification

Power Purchase and Sale Contract for Old Yuanping Hydropower Station
Any notification, document or checked bills pertaining to this Contract shall be conducted in written form. Documents sent by a registered letter, express mail or sent in person shall be deemed as having been served after signed and confirmed with the receiver; if sent by facsimile, the documents shall be deemed as having been served after those documents have been received. All notifications, documents or checked bills shall come into effect upon the service or receipt. All notifications, bills, information or documents shall be sent to the following legal addresses and mail addresses provided in this Contract, unless one Party issues a written notice to other Party to change its address.

Party A: Fujian Province Pingnan County Power Supply Co., Ltd.

Addressee:	Lin Xiong Que

Telephone Number:	0593-3304003

Facsimile Number:	0593-3302386

Zip Code:	352300

Mail Address:	No. 7, Huating Road, Gufeng Town, Pingnan County, Fujian Province

Party B: Pingnan County Yuheng Hydropower Co., Ltd.

Addressee:	John D. Kuhns

Telephone Number:	0593-3325389

Facsimile Number:	0593-3332698

Zip Code:	352300

Mail Address:	the 5th Floor, Cuibai Building, Gufeng Town, Pingnan County
14.5	Text

This Contract shall be signed in six (6) counterparts, with two (2) originals and four (4) duplicates. Party A and Party B shall each hold one (1) original and two (2) duplicates.

Power Purchase and Sale Contract for Old Yuanping Hydropower Station
Party A: Fujian Province Pingnan County Power Supply Co., Ltd.
     (Stamp)
Representative: Wei Nai Sheng
Party B: Pingnan County Yuheng Hydropower Co., Ltd.
     (Stamp)
Representative: Lian Xin Chun
Signing Place and Date: Pingnan County, December 2008

Power Purchase and Sale Contract for Old Yuanping Hydropower Station
APPENDIX I: DIAGRAM FOR METERING POINTS

Power Purchase and Sale Contract for Old Yuanping Hydropower Station
APPENDIX II: DIAGRAM FOR LIABILITY DEMARCATION POINT
DIAGRAM FOR CONNECTION AND LIABILITY DEMARCATION OF JIAYANG SUBSTATION 110KV LIJIA LINE